500 Laurel Street
Baton Rouge, LA 70801
Phone: 877.614.7600

FOR IMMEDIATE RELEASE
January 23, 2026

Media Contact: Misty Albrecht
b1BANK
225.286.7879
media@b1BANK.com
Business First Bancshares, Inc., Announces Financial Results for Fiscal Year 2025 and Q4 2025
Baton Rouge, La. (Jan. 23, 2026) – Business First Bancshares, Inc. (NASDAQ: BFST) (Business First), parent company of b1BANK, today announced its unaudited results for the quarter ended Dec. 31, 2025. Business First reported net income available to common shareholders of $21.0 million or $0.71 per diluted common share, decreases of $0.5 million and $0.02, respectively, compared to the linked quarter. On a non-GAAP basis, core net income for the quarter ended Dec. 31, 2025, which excludes certain income and expenses, was $23.5 million or $0.79 per diluted common share, increases of $2.3 million and $0.07 from the linked quarter.
For the year ended Dec. 31, 2025, Business First reported net income available to common stockholders of $82.5 million or $2.79 per diluted common share, increases of $22.8 million and $0.53, respectively, from the year ended Dec. 31, 2024. On a non-GAAP basis, core net income for the year ended Dec. 31, 2025, which excludes certain income and expenses, was $83.5 million or $2.83 per diluted common share, increases of $17.8 million and $0.34 from the year ended Dec. 31, 2024.
"In the fourth quarter we continued to demonstrate increasing core profitability and tangible book value build as the logic of the investments we’ve made over the past few quarters becomes reality through our team’s successful performance,” said Jude Melville, chairman, president, and CEO of Business First. “Our profitability increased significantly year over year whether measured by ROAA, in absolute dollars, or earnings per share. We expect these positive trends to continue over the course of 2026 as we focus on organic growth, efficient execution and thorough follow-through."

On Thursday, Jan. 22, 2026, Business First’s board of directors declared a quarterly preferred dividend in the amount of $18.75 per share, which is the full quarterly dividend of 1.875% based on the per annum rate of 7.50%. Additionally, the board of directors declared a quarterly common dividend based upon financial performance for the fourth quarter in the amount of $0.15 per share of common stock. The preferred and common dividends will be paid on Feb. 28, 2026, or as soon thereafter as practicable, to the shareholders of record as of Feb. 15, 2026.
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Quarterly Highlights
• Robust Core Performance. Return to common shareholders on average assets, on an annualized basis, was 1.04% for the quarter ended Dec. 31, 2025, or 1.16% on a non-GAAP basis, compared to 1.08% or 1.06% on a non-GAAP basis for the linked quarter.
• Strong Loan and Deposit Growth. Loans held for investment increased $168.4 million or 2.80%, 11.10% annualized, for the quarter ended Dec. 31, 2025. Deposits increased $191.7 million or 2.95%, 11.69% annualized, compared to the linked quarter. Average interest-bearing deposits increased $103.2 million or 2.01%, and noninterest-bearing deposits increased $15.0 million or 1.14%, from the linked quarter. The Southwest and Southeast Louisiana regions were responsible for the majority of the net loan production and deposit growth for the quarter.
• Stable Net Interest Margin (NIM). Net interest income totaled $70.9 million and net interest margin and net interest spread were 3.71% and 2.92%, respectively, compared to $69.3 million, 3.68% and 2.85% for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.4 million) were 3.64% and 2.84% for the quarter ended Dec. 31, 2025, compared to 3.63% and 2.80% (excluding loan discount accretion of $1.1 million) for the linked quarter.
• Improving Shareholder Value. During the fourth quarter, the board of directors approved a stock repurchase program, pursuant to which Business First repurchased 150,504 shares, with a market value of $3.7 million, at a weighted average price of $24.79 per share. Book value per common share increased to $27.95 at Dec. 31, 2025, compared to $27.23 at Sep. 30, 2025. On a non-GAAP basis, tangible book value per common share increased from $22.63 at the linked quarter to $23.36 at Dec. 31, 2025, 3.21% or 12.74% annualized.
Statement of Financial Condition
Loans
Loans held for investment increased $168.4 million or 2.80%, 11.10% annualized, compared to the linked quarter. The commercial and residential real estate portfolios increased $148.7 million and $16.6 million, respectively, compared to the linked quarter. Texas-based loans represented approximately 39% of the overall loan portfolio as of Dec. 31, 2025, based on unpaid principal balance. For 2025, loans held for investment increased $208.1 million or 3.48%.
Credit Quality
The ratio of nonperforming loans compared to loans held for investment increased 42 basis points (bps) to 1.24% at Dec. 31, 2025, while the ratio of nonperforming assets compared to total assets increased 26 bps to 1.09% compared to the linked quarter. The increases in the nonperforming loans and assets ratios over the linked quarter were largely attributable to the deterioration of a single $25.8 million commercial real estate relationship.
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Securities
The securities portfolio increased $3.3 million or 0.33%, from the linked quarter. This increase was impacted by $4.0 million in positive pre-tax fair value adjustments. The securities portfolio, based on estimated fair value, represented 12.04% of total assets as of Dec. 31, 2025.
Deposits
Deposits increased $191.7 million or 2.95%, 11.69% annualized, compared to the linked quarter. Average interest-bearing deposits increased $103.2 million or 2.01%, and noninterest-bearing deposits increased $15.0 million or 1.14% from the linked quarter. For 2025, deposits increased $187.3 million or 2.88%.
During the fourth quarter, interest bearing deposits increased $236.2 million or 4.60% and noninterest bearing deposits decreased $44.5 million or 3.26%. The increase in interest-bearing deposits were largely impacted by approximately $105.1 million in public funds and $60.8 million in commercial money market accounts.
Borrowings
Borrowings increased $56.5 million or 11.41%, from the linked quarter due primarily to increases in short-term Federal Home Loan Bank advances.
Shareholders’ Equity
Shareholders' equity increased $18.4 million or 2.10% compared to the linked quarter. Accumulated other comprehensive income (AOCI) increased $3.1 million or 8.62%, during the quarter due to positive after-tax fair value adjustments in the securities portfolio. Book value per common share increased to $27.95 at Dec. 31, 2025, compared to $27.23 at Sep. 30, 2025, due to strong earnings. On a non-GAAP basis, tangible book value per common share increased from $22.63 at the linked quarter to $23.36 at Dec. 31, 2025, 3.21% or 12.74% annualized.

Results of Operations
Net Interest Income
For the quarter ended Dec. 31, 2025, net interest income totaled $70.9 million, compared to $69.3 million from the linked quarter. Loan yields decreased 13 bps to 6.88% compared to 7.01% from the linked quarter and interest-bearing asset yields decreased 14 bps to 6.17% compared to 6.31% from the linked quarter. Net interest margin and net interest spread were 3.71% and 2.92% compared to 3.68% and 2.85% for the linked quarter. The overall cost of funds, which included noninterest-bearing deposits, decreased 17 bps from 2.81% to 2.64% for the quarter ended Dec. 31, 2025. Reversal of previously accrued interest income on nonaccrual loans reduced the net interest margin by five bps for the quarter ended Dec. 31, 2025.
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Non-GAAP net interest income (excluding loan discount accretion of $1.4 million) totaled $69.4 million for the quarter ended Dec. 31, 2025, compared to $68.2 million (excluding loan discount accretion of $1.1 million) for the linked quarter. Non-GAAP net interest margin and net interest spread (excluding loan discount accretion of $1.4 million) were 3.64% and 2.84%, respectively, for the quarter ended Dec. 31, 2025, compared to 3.63% and 2.80% (excluding loan discount accretion of $1.1 million) for the linked quarter.
Provision for Credit Losses
During the quarter ended Dec. 31, 2025, Business First recorded a provision for credit losses of $3.1 million, compared to $3.2 million from the linked quarter. The current quarter’s reserve was largely impacted by $6.8 million in net charge-offs and $168.4 million in loan growth, partially offset by qualitative adjustments. At Dec. 31, 2025, the ratio of allowance for credit losses to loans held for investment ratio was 0.94%, compared to 1.03% for the linked quarter.
Other Income
For the quarter ended Dec. 31, 2025, other income increased $0.6 million or 4.79%, compared to the linked quarter. The increase was largely attributable to growth of $0.7 million in swap fee income, $0.3 million in fee and brokerage commissions and $0.3 million in other income, partially offset by a loss on disposal other assets of $1.0 million. Excluding the $1.0 million loss on disposal of other assets related to branch closures during the fourth quarter, other income was $13.2 million compared to $11.6 million for the linked quarter, an increase of $1.6 million, or 13.77%.
Other Expenses
For the quarter ended Dec. 31, 2025, other expenses increased $3.5 million or 7.22% compared to the linked quarter. The increase was largely attributable to a $2.8 million increase in salaries and employee benefits. Salaries and benefits were impacted favorably during the third quarter due to a one-time $2.0 million tax credit refund. Excluding merger-related, core conversion expenses and tax refunds recognized in the current and linked quarters, other expenses were $50.2 million compared to $49.3 million for the linked quarter, an increase of $0.9 million, or 1.88%.
Return on Assets and Common Equity
Return to common shareholders on average assets and common equity, each on an annualized basis, were 1.04% and 10.18% for the quarter ended Dec. 31, 2025, compared to 1.08% and 10.80%, respectively, for the linked quarter. Non-GAAP return to common shareholders on average assets and common equity, each on an annualized basis, were 1.16% and 11.40% for the quarter ended Dec. 31, 2025, compared to 1.06% and 10.65%, for the linked quarter.

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For the year ended Dec. 31, 2025, return to common shareholders on average assets and common equity were 1.05% and 10.59%, compared to 0.86% and 9.54%, respectively, compared to the linked year. Non-GAAP return to common shareholders on average assets and common equity were 1.06% and 10.73% compared to 0.94% and 10.51%, for the linked year.
Conference Call and Webcast
Executive management will host a conference call and webcast to discuss results on Thursday, January 22, 2026, at 4:00 p.m. Central Time. Interested parties may attend the call by dialing toll-free 1-800-715-9871 (North America only), conference ID 9526609, or asking for the Business First Bancshares conference call. The live webcast can be found at https://edge.media-server.com/mmc/p/3h33e6zb. On the day of the presentation, the corresponding slide presentation will be available to view on the b1BANK website at https://www.b1bank.com/shareholder-info.
About Business First Bancshares, Inc.
Business First Bancshares, Inc., (Nasdaq: BFST) through its banking subsidiary b1BANK, has $8.2 billion in assets, $5.7 billion in assets under management through b1BANK’s affiliate Smith Shellnut Wilson, LLC (SSW) (not including $1.0 billion of b1BANK assets managed by SSW) and operates Banking Centers and Loan Production Offices in markets across Louisiana and Texas providing commercial and personal banking products and services. b1BANK is a 2024 Mastercard “Innovation Award” winner and multiyear winner of American Banker Magazine’s “Best Banks to Work For.” Visit b1BANK.com for more information.
Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures (e.g., referenced as “core” or “tangible”) intended to supplement, not substitute for, comparable GAAP measures. “Core” measures typically adjust income available to common shareholders for certain significant activities or transactions that, in management’s opinion, can distort period-to-period comparisons of Business First’s performance. Transactions that are typically excluded from non-GAAP “core” measures include realized and unrealized gains/losses on former bank premises and equipment, investment sales, acquisition- related expenses (including, but not limited to, legal costs, system conversion costs, severance and retention payments, etc.). “Tangible” measures adjust common equity by subtracting goodwill, core deposit intangibles, and customer intangibles, net of accumulated amortization. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of Business First’s core business. These non- GAAP disclosures are not necessarily comparable to non-GAAP measures that may be presented by other companies. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of the tables below.
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Special Note Regarding Forward-Looking Statements
Certain statements contained in this release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could,” or “intend.” We caution you not to place undue reliance on the forward-looking statements contained in this news release, in that actual results could differ materially from those indicated in such forward-looking statements as a result of a variety of factors, including those factors specified in our Annual Report on Form 10-K and other public filings. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release.
Additional Information
For additional information about Business First, you may obtain Business First’s reports that are filed with the Securities and Exchange Commission (SEC) free of charge by using the SEC’s EDGAR service on the SEC’s website at www.SEC.gov or by contacting the SEC for further information at 1-800-SEC-0330. Alternatively, these documents can be obtained free of charge from Business First by directing a request to: Business First Bancshares, Inc., 500 Laurel Street, Suite 101, Baton Rouge, Louisiana 70801, Attention: Corporate Secretary.
No Offer or Solicitation
This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of Business First. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Investor Relation Contact:

Gregory Robertson
337.721.2701
Gregory.Robertson@b1bank.com
Matt Sealy
225.388.6116
Matt.Sealy@b1bank.com

b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)
	Three Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024
(Dollars in thousands)

Balance Sheet Ratios

Loans (HFI) to Deposits	92.40%	92.53%	91.86%
Shareholders' Equity to Assets Ratio	10.92	11.04	10.18

Loans Receivable Held for Investment (HFI)

Commercial	$1,921,833	$1,920,813	$1,868,675
Real Estate:
Commercial	2,611,279	2,462,617	2,483,223
Construction	639,069	638,907	670,502
Residential	944,065	927,456	884,533
Total Real Estate	4,194,413	4,028,980	4,038,258
Consumer and Other	73,244	71,262	74,466
Total Loans (Held for Investment)	$6,189,490	$6,021,055	$5,981,399

Allowance for Loan Losses

Balance, Beginning of Period	$57,062	$58,496	$42,154
Oakwood - PCD ALLL	—	—	8,410
Charge-offs – Quarterly	(7,153)	(3,415)	(2,290)
Recoveries – Quarterly	309	348	654
Provision for Loan Losses – Quarterly	3,741	1,633	5,912
Balance, End of Period	$53,959	$57,062	$54,840

Allowance for Loan Losses to Total Loans (HFI)	0.87%	0.95%	0.92%
Allowance for Credit Losses to Total Loans (HFI) (1)	0.94	1.03	0.98
Net Charge-offs (Recoveries) to Average Quarterly Total Loans	0.11	0.05	0.03

Remaining Loan Purchase Discount	$7,489	$8,943	$12,121

Nonperforming Assets

Nonperforming Loans:
Nonaccrual Loans	$74,471	$45,362	$24,147
Loans Past Due 90 Days or More	2,215	3,929	860
Total Nonperforming Loans	76,686	49,291	25,007
Other Nonperforming Assets:
Other Real Estate Owned	13,013	16,766	5,529
Other Nonperforming Assets	—	—	—
Total Other Nonperforming Assets	13,013	16,766	5,529
Total Nonperforming Assets	$89,699	$66,057	$30,536

Nonperforming Loans to Total Loans (HFI)	1.24%	0.82%	0.42%
Nonperforming Assets to Total Assets	1.09	0.83	0.39

(1) Allowance for Credit Losses includes the Allowance for Loan Loss and Reserve for Unfunded Commitments.
b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Per Share Data

Basic Earnings per Common Share	$0.71	$0.73	$0.52	$2.81	$2.27
Diluted Earnings per Common Share	0.71	0.73	0.51	2.79	2.26
Dividends per Common Share	0.15	0.14	0.14	0.57	0.56
Book Value per Common Share	27.95	27.23	24.62	27.95	24.62

Average Common Shares Outstanding	29,493,016	29,544,425	29,311,111	29,396,462	26,253,846
Average Diluted Common Shares Outstanding	29,669,253	29,656,639	29,520,781	29,545,702	26,452,084
End of Period Common Shares Outstanding	29,510,668	29,615,370	29,552,358	29,510,668	29,552,358

Annualized Performance Ratios

Return to Common Shareholders on Average Assets (1)	1.04%	1.08%	0.78%	1.05%	0.86%
Return to Common Shareholders on Average Common Equity (1)	10.18	10.80	8.23	10.59	9.54
Net Interest Margin (1)	3.71	3.68	3.61	3.69	3.48
Net Interest Spread (1)	2.92	2.85	2.77	2.89	2.55
Efficiency Ratio (2)	63.10	60.45	63.91	62.55	65.42

Total Quarterly/Year-to-Date Average Assets	$8,016,094	$7,921,159	$7,721,338	$7,873,743	$6,973,735
Total Quarterly/Year-to-Date Average Common Equity	818,617	790,148	731,820	778,480	625,914

Other Expenses

Salaries and Employee Benefits	$30,426	$27,613	$28,101	$115,853	$103,917
Occupancy and Bank Premises	3,032	3,324	3,166	12,876	10,944
Depreciation and Amortization	2,049	2,036	2,278	8,313	7,540
Data Processing	3,227	3,972	3,856	15,756	11,957
FDIC Assessment Fees	850	988	1,009	3,883	3,598
Legal and Other Professional Fees	1,436	1,024	975	4,566	3,756
Advertising and Promotions	1,595	1,205	1,710	5,179	4,878
Utilities and Communications	768	767	775	3,011	2,883
Ad Valorem Shares Tax	870	1,125	1,357	4,245	4,057
Directors' Fees	224	261	290	957	1,085
Other Real Estate Owned Expenses and Write-Downs	254	355	182	659	301
Merger and Conversion-Related Expenses	1,257	477	168	2,194	1,236
Other	6,424	5,735	5,703	25,586	21,500
Total Other Expenses	$52,412	$48,882	$49,570	$203,078	$177,652
b1BANK.com

Business First Bancshares, Inc.
Selected Financial Information
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Other Income

Service Charges on Deposit Accounts	$2,646	$2,565	$2,878	$10,704	$10,577
Gain (Loss) on Sales of Securities	35	77	21	64	7
Debit Card and ATM Fee Income	1,970	1,915	2,069	7,701	7,659
Bank-Owned Life Insurance Income	783	802	990	3,151	2,875
Gain on Sales of Loans	777	624	252	3,438	2,973
Mortgage Origination Income	114	122	36	401	238
Fees and Brokerage Commission	2,172	1,880	2,063	8,180	7,844
Gain (Loss) on Sales of Other Real Estate Owned	312	470	40	570	89
Gain (Loss) on Disposal of Other Assets	(994)	—	—	(839)	(15)
Gain on Extinguishment of Debt	—	—	—	630	—
Gain on Branch Sale	—	—	—	3,360	—
Swap Fee Income	1,805	1,065	1,288	4,417	2,739
Pass-Through Income (Loss) from Other Investments	267	133	186	905	1,208
Other	2,343	2,018	2,034	8,860	7,999
Total Other Income	$12,230	$11,671	$11,857	$51,542	$44,193

(1) Average outstanding balances are determined utilizing daily averages and average yield/rate is calculated utilizing an actual day count convention.
(2) Noninterest expense (excluding provision for loan losses) divided by noninterest income plus net interest income less gain/loss on sales of securities.

b1BANK.com

Business First Bancshares, Inc.
Consolidated Balance Sheets
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
(Dollars in thousands)

Assets

Cash and Due From Banks	$411,175	$399,079	$319,098
Federal Funds Sold	172,393	101,103	197,669
Securities Purchased under Agreements to Resell	25,587	25,518	50,835
Securities Available for Sale, at Fair Values	989,229	985,938	893,549
Mortgage Loans Held for Sale	1,094	433	717
Loans and Lease Receivable	6,189,490	6,021,055	5,981,399
Allowance for Loan Losses	(53,959)	(57,062)	(54,840)
Net Loans and Lease Receivable	6,135,531	5,963,993	5,926,559
Premises and Equipment, Net	73,982	77,944	81,953
Accrued Interest Receivable	38,494	37,171	35,872
Other Equity Securities	49,342	44,313	41,100
Other Real Estate Owned	13,013	16,766	5,529
Cash Value of Life Insurance	120,292	119,509	117,645
Deferred Taxes, Net	20,477	21,433	29,591
Goodwill	121,146	121,146	121,572
Core Deposit and Customer Intangibles	14,497	15,136	17,252
Other Assets	28,488	24,380	18,149

Total Assets	$8,214,740	$7,953,862	$7,857,090

Liabilities

Deposits
Noninterest-Bearing	$1,322,074	$1,366,558	$1,357,045
Interest-Bearing	5,376,516	5,140,304	5,154,286
Total Deposits	6,698,590	6,506,862	6,511,331

Securities Sold Under Agreements to Repurchase	22,622	29,896	22,621
Federal Home Loan Bank Borrowings	431,200	367,408	355,875
Subordinated Debt	92,530	92,587	99,760
Subordinated Debt - Trust Preferred Securities	5,000	5,000	5,000
Accrued Interest Payable	4,166	4,064	5,969
Other Liabilities	63,749	69,605	57,068

Total Liabilities	7,317,857	7,075,422	7,057,624

Shareholders' Equity

Preferred Stock	71,930	71,930	71,930
Common Stock	29,511	29,615	29,552
Additional Paid-In Capital	502,155	503,325	500,024
Retained Earnings	326,574	309,999	260,958
Accumulated Other Comprehensive Loss	(33,287)	(36,429)	(62,998)

Total Shareholders' Equity	896,883	878,440	799,466

Total Liabilities and Shareholders' Equity	$8,214,740	$7,953,862	$7,857,090
b1BANK.com

Business First Bancshares, Inc.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Interest Income:
Interest and Fees on Loans	$105,515	$106,662	$104,697	$419,197	$374,555
Interest and Dividends on Securities	7,942	7,554	7,310	29,016	25,259
Interest on Federal Funds Sold and Due From Banks	4,323	4,472	4,135	16,798	14,950
Total Interest Income	117,780	118,688	116,142	465,011	414,764

Interest Expense:
Interest on Deposits	41,580	43,358	44,862	168,923	165,094
Interest on Borrowings	5,338	6,054	5,551	22,925	22,287
Total Interest Expense	46,918	49,412	50,413	191,848	187,381

Net Interest Income	70,862	69,276	65,729	273,163	227,383

Provision for Credit Losses	3,098	3,183	6,712	11,318	10,873

Net Interest Income After Provision for Credit Losses	67,764	66,093	59,017	261,845	216,510

Other Income:
Service Charges on Deposit Accounts	2,646	2,565	2,878	10,704	10,577
Gain (Loss) on Sales of Securities	35	77	21	64	7
Gain on Sales of Loans	777	624	252	3,438	2,973
Other Income	8,772	8,405	8,706	37,336	30,636
Total Other Income	12,230	11,671	11,857	51,542	44,193

Other Expenses:
Salaries and Employee Benefits	30,426	27,613	28,101	115,853	103,917
Occupancy and Equipment Expense	6,809	7,284	7,087	28,611	23,989
Merger and Conversion-Related Expense	1,257	477	168	2,194	1,236
Other Expenses	13,920	13,508	14,214	56,420	48,510
Total Other Expenses	52,412	48,882	49,570	203,078	177,652

Income Before Income Taxes	27,582	28,882	21,304	110,309	83,051

Provision for Income Taxes	5,223	6,026	4,816	22,448	17,944

Net Income	22,359	22,856	16,488	87,861	65,107

Preferred Stock Dividends	1,350	1,351	1,350	5,401	5,401

Net Income Available to Common Shareholders	$21,009	$21,505	$15,138	$82,460	$59,706
b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$6,087,213	$105,515	6.88%	$6,036,622	$106,662	7.01%	$5,911,183	$104,697	7.05%
Securities	1,008,870	7,942	3.12	978,502	7,554	3.06	936,314	6,707	2.85
Securities Purchased under Agreements to Resell	25,579	310	4.81	25,490	330	5.14	44,252	603	5.42
Interest-Bearing Deposit in Other Banks	448,030	4,013	3.55	419,413	4,142	3.92	346,035	4,135	4.75
Total Interest-Earning Assets	7,569,692	117,780	6.17	7,460,027	118,688	6.31	7,237,784	116,142	6.38
Allowance for Loan Losses	(57,450)			(58,468)			(52,130)
Noninterest-Earning Assets	503,852			519,600			535,684
Total Assets	$8,016,094	$117,780		$7,921,159	$118,688		$7,721,338	$116,142

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,225,304	$41,580	3.16	$5,122,136	$43,358	3.36	$5,053,759	$44,862	3.53
Subordinated Debt	92,564	1,220	5.23	92,624	1,235	5.29	99,797	1,331	5.31
Subordinated Debt - Trust Preferred Securities	5,000	96	7.58	5,000	100	7.93	5,000	107	8.51
Advances from Federal Home Loan Bank (FHLB)	369,410	3,837	4.12	424,287	4,547	4.25	373,236	3,975	4.24
Other Borrowings	28,197	185	2.60	26,176	172	2.61	21,569	138	2.55
Total Interest-Bearing Liabilities	$5,720,475	$46,918	3.25%	$5,670,223	$49,412	3.46%	$5,553,361	$50,413	3.61%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,330,023			$1,315,064			$1,292,623
Other Liabilities	75,049			73,794			71,604
Total Noninterest-Bearing Liabilities	1,405,072			1,388,858			1,364,227
Shareholders' Equity:
Common Shareholders' Equity	818,617			790,148			731,820
Preferred Equity	71,930			71,930			71,930
Total Shareholders' Equity	890,547			862,078			803,750
Total Liabilities and Shareholders' Equity	$8,016,094			$7,921,159			$7,721,338

Net Interest Spread			2.92			2.85			2.77
Net Interest Income		$70,862			$69,276			$65,729
Net Interest Margin			3.71%			3.68%			3.61%

Overall Cost of Funds			2.64%			2.81%			2.93%

NOTE: Average outstanding balances are determined utilizing daily averages and an actual day count convention.
b1BANK.com

Business First Bancshares, Inc.
Consolidated Net Interest Margin
(Unaudited)

	Twelve Months Ended
	December 31, 2025			December 31, 2024
(Dollars in thousands)	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate	Average Outstanding Balance	Interest Earned / Interest Paid	Average Yield / Rate

Assets

Interest-Earning Assets:
Total Loans	$6,023,214	$419,197	6.96%	$5,327,466	$374,555	7.03%
Securities	962,566	29,016	3.01	907,736	24,502	2.70
Securities Purchased under Agreements to Resell	33,178	1,692	5.10	13,657	757	5.54
Interest-Bearing Deposit in Other Banks	383,504	15,106	3.94	287,474	14,950	5.20
Total Interest-Earning Assets	7,402,462	465,011	6.28	6,536,333	414,764	6.35
Allowance for Loan Losses	(56,902)			(43,931)
Noninterest-Earning Assets	528,183			481,333
Total Assets	$7,873,743	$465,011		$6,973,735	$414,764

Liabilities and Shareholders' Equity

Interest-Bearing Liabilities:
Interest-Bearing Deposits	$5,134,522	$168,923	3.29	$4,427,233	$165,094	3.73
Subordinated Debt	93,765	4,952	5.28	99,884	5,394	5.40
Subordinated Debt - Trust Preferred Securities	5,000	395	7.90	5,000	447	8.94
Bank Term Funding Program	—	—	—	64,754	2,788	4.31
Advances from Federal Home Loan Bank (FHLB)	400,849	16,973	4.23	317,462	13,164	4.15
Other Borrowings	23,337	605	2.59	19,464	494	2.54
Total Interest-Bearing Liabilities	$5,657,473	$191,848	3.39%	$4,933,797	$187,381	3.80%

Noninterest-Bearing Liabilities:
Noninterest-Bearing Deposits	$1,296,162			$1,285,445
Other Liabilities	69,698			56,649
Total Noninterest-Bearing Liabilities	1,365,860			1,342,094
Shareholders' Equity:
Common Shareholders' Equity	778,480			625,914
Preferred Equity	71,930			71,930
Total Shareholders' Equity	850,410			697,844
Total Liabilities and Shareholders' Equity	$7,873,743			$6,973,735

Net Interest Spread			2.89			2.55
Net Interest Income		$273,163			$227,383
Net Interest Margin			3.69%			3.48%

Overall Cost of Funds			2.76%			3.01%

NOTE: Average outstanding balances are determined utilizing daily averages and an actual day count convention.

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Interest Income:
Interest income	$117,780	$118,688	$116,142	$465,011	$414,764
Core interest income	117,780	118,688	116,142	465,011	414,764

Interest Expense:
Interest expense	46,918	49,412	50,413	191,848	187,381
Core interest expense	46,918	49,412	50,413	191,848	187,381

Provision for Credit Losses: (b)
Provision for credit losses	3,098	3,183	6,712	11,318	10,873
CECL Oakwood impact (3)	—	—	(4,824)	—	(4,824)
Core provision expense	3,098	3,183	1,888	11,318	6,049

Other Income:
Other income	12,230	11,671	11,857	51,542	44,193
Loss (gain) on former bank premises and equipment	995	—	—	840	(50)
(Gain) loss on sale of securities	(35)	(77)	(21)	(64)	(7)
Gain on extinguishment of debt	—	—	—	(630)	—
Gain on branch sale	—	—	—	(3,360)	—
Core other income	13,190	11,594	11,836	48,328	44,136

Other Expense:
Other expense	52,412	48,882	49,570	203,078	177,652
Acquisition-related expenses (2)	(1,406)	(1,157)	(168)	(3,810)	(1,621)
Core conversion expenses	(796)	(439)	(463)	(2,460)	(974)
Tax credit - ERC	—	1,997	—	1,997	—
Core other expense	50,210	49,283	48,939	198,805	175,057

Pre-Tax Income: (a)
Pre-tax income	27,582	28,882	21,304	110,309	83,051
CECL Oakwood impact (3)	—	—	4,824	—	4,824
Loss (gain) on former bank premises and equipment	995	—	—	840	(50)
(Gain) loss on sale of securities	(35)	(77)	(21)	(64)	(7)
Gain on extinguishment of debt	—	—	—	(630)	—
Gain on branch sale	—	—	—	(3,360)	—
Acquisition-related expenses (2)	1,406	1,157	168	3,810	1,621
Core conversion expenses	796	439	463	2,460	974
Tax credit - ERC	—	(1,997)	—	(1,997)	—
Core pre-tax income	30,744	28,404	26,738	111,368	90,413

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Provision for Income Taxes: (1)
Provision for income taxes	5,223	6,026	4,816	22,448	17,944
Tax on CECL Oakwood impact (3)	—	—	1,019	—	1,019
Tax on loss (gain) on former bank premises and equipment	210	—	—	177	(11)
Tax on (gain) loss on sale of securities	(8)	(16)	(4)	(13)	(1)
Tax on gain on extinguishment of debt	—	—	—	(133)	—
Tax on gain on branch sale	—	—	—	(833)	—
Tax on acquisition-related expenses (2)	281	157	6	682	97
Tax on core conversion expenses	168	93	97	521	205
Tax on tax credit - ERC	—	(422)	—	(422)	—
Core provision for income taxes	$5,874	$5,838	$5,934	$22,427	$19,253

Preferred Dividends:
Preferred dividends	1,350	1,351	1,350	5,401	5,401
Core preferred dividends	$1,350	$1,351	$1,350	$5,401	$5,401

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Net Income Available to Common Shareholders:
Net income available to common shareholders	$21,009	$21,505	$15,138	$82,460	$59,706
CECL Oakwood impact (3), net of tax	—	—	3,805	—	3,805
Loss (gain) on former bank premises and equipment, net of tax	785	—	—	663	(39)
(Gain) loss on sale of securities, net of tax	(27)	(61)	(17)	(51)	(6)
Gain on extinguishment of debt, net of tax	—	—	—	(497)	—
Gain on branch sale, net of tax	—	—	—	(2,527)	—
Acquisition-related expenses (2), net of tax	1,125	1,000	162	3,128	1,524
Core conversion expenses, net of tax	628	346	366	1,939	769
Tax Credit - ERC, net of tax	—	(1,575)		(1,575)	—
Core net income available to common shareholders	$23,520	$21,215	$19,454	$83,540	$65,759

Pre-tax, pre-provision earnings available to common shareholders (a+b)	$30,680	$32,065	$28,016	$121,627	$93,924
CECL Oakwood impact (3)	—	—	4,824	—	4,824
Loss (gain) on former bank premises and equipment	995	—	—	840	(50)
(Gain) loss on sale of securities	(35)	(77)	(21)	(64)	(7)
Gain on extinguishment of debt	—	—	—	(630)	—
Gain on branch sale	—	—	—	(3,360)	—
Acquisition-related expenses (2)	1,406	1,157	168	3,810	1,621
Core conversion expenses	796	439	463	2,460	974
Tax credit - ERC	—	(1,997)	—	(1,997)	—
Core pre-tax, pre-provision earnings	$33,842	$31,587	$33,450	$122,686	$101,286

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Average Diluted Common Shares Outstanding	29,669,253	29,656,639	29,520,781	29,545,702	26,452,084

Diluted Earnings Per Common Share:
Diluted earnings per common share	$0.71	$0.73	$0.51	$2.79	$2.26
CECL Oakwood impact (3)	—	—	0.13	—	0.14
Loss (gain) on former bank premises and equipment, net of tax	0.02	—	—	0.02	—
(Gain) loss on sale of securities, net of tax	—	—	—	—	—
Gain on extinguishment of debt, net of tax	—	—	—	(0.02)	—
Gain on branch sale, net of tax	—	—	—	(0.09)	—
Acquisition-related expenses (2), net of tax	0.04	0.03	0.01	0.11	0.06
Core conversion expenses, net of tax	0.02	0.01	0.01	0.07	0.03
Tax credit - ERC, net of taxes	—	(0.05)	—	(0.05)	—
Core diluted earnings per common share	$0.79	$0.72	$0.66	$2.83	$2.49

Pre-tax, pre-provision profit diluted earnings per common share	$1.03	$1.08	$0.95	$4.12	$3.55
CECL Oakwood impact (3)	—	—	0.16	—	0.18
Loss (gain) on former bank premises and equipment	0.03	—	—	0.03	—
(Gain) loss on sale of securities	—	—	—	—	—
Gain on extinguishment of debt	—	—	—	(0.02)	—
Gain on branch sale	—	—	—	(0.11)	—
Acquisition-related expenses (2)	0.05	0.04	0.01	0.13	0.06
Core conversion expenses	0.03	0.02	0.02	0.08	0.04
Tax credit - ERC	—	(0.07)	—	(0.07)	—
Core pre-tax, pre-provision diluted earnings per common share	$1.14	$1.07	$1.14	$4.16	$3.83

(1) Tax rates, exclusive of certain nondeductible merger-related expenses and goodwill, utilized were 21.129% for 2025 and 2024. These rates approximated the marginal tax rates.
(2) Includes merger and conversion-related expenses and salary and employee benefits.
(3) CECL non-purchased credit deteriorated (PCD) provision/unfunded commitment expense attributable to the Oakwood acquisition.
b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	December 31, 2025	September 30, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Total Shareholders' (Common) Equity:
Total shareholders' equity	$896,883	$878,440	$799,466
Preferred stock	(71,930)	(71,930)	(71,930)
Total common shareholders' equity	824,953	806,510	727,536
Goodwill	(121,146)	(121,146)	(121,572)
Core deposit and customer intangible	(14,497)	(15,136)	(17,252)
Total tangible common equity	$689,310	$670,228	$588,712

Total Assets:
Total assets	$8,214,740	$7,953,862	$7,857,090
Goodwill	(121,146)	(121,146)	(121,572)
Core deposit and customer intangible	(14,497)	(15,136)	(17,252)
Total tangible assets	$8,079,097	$7,817,580	$7,718,266

Common shares outstanding	29,510,668	29,615,370	29,552,358

Book value per common share	$27.95	$27.23	$24.62
Tangible book value per common share	$23.36	$22.63	$19.92
Common equity to total assets	10.04%	10.14%	9.26%
Tangible common equity to tangible assets	8.53%	8.57%	7.63%

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Total Quarterly Average Assets	$8,016,094	$7,921,159	$7,721,338	$7,873,743	$6,973,735
Total Quarterly Average Common Equity	$818,617	$790,148	$731,820	$778,480	$625,914

Net Income Available to Common Shareholders:
Net income available to common shareholders	$21,009	$21,505	$15,138	$82,460	$59,706
CECL Oakwood impact (3), net of tax	—	—	3,805	—	3,805
Loss (gain) on former bank premises and equipment, net of tax	785	—	—	663	(39)
(Gain) loss on sale of securities, net of tax	(27)	(61)	(17)	(51)	(6)
Gain on extinguishment of debt, net of tax	—	—	—	(497)	—
Gain on branch sale, net of tax	—	—	—	(2,527)	—
Acquisition-related expenses, net of tax	1,125	1,000	162	3,128	1,524
Core conversion expenses, net of tax	628	346	366	1,939	769
Tax credit - ERC, net of tax	—	(1,575)	—	(1,575)	—
Core net income available to common shareholders	$23,520	$21,215	$19,454	$83,540	$65,759

Return to common shareholders on average assets (annualized) (2)	1.04%	1.08%	0.78%	1.05%	0.86%
Core return on average assets (annualized) (2)	1.16%	1.06%	1.00%	1.06%	0.94%
Return to common shareholders on average common equity (annualized) (2)	10.18%	10.80%	8.23%	10.59%	9.54%
Core return on average common equity (annualized) (2)	11.40%	10.65%	10.58%	10.73%	10.51%

Interest Income:
Interest income	117,780	118,688	116,142	465,011	414,764
Core interest income	117,780	118,688	116,142	465,011	414,764
Interest Expense:
Interest expense	46,918	49,412	50,413	191,848	187,381
Core interest expense	46,918	49,412	50,413	191,848	187,381
Other Income:
Other income	12,230	11,671	11,857	51,542	44,193
Loss (gain) on former bank premises and equipment	995	—	—	840	(50)
(Gain) loss on sale of securities	(35)	(77)	(21)	(64)	(7)
Gain on extinguishment of debt	—	—	—	(630)	—
Gain on branch sale	—	—	—	(3,360)	—
Core other income	13,190	11,594	11,836	48,328	44,136

b1BANK.com

Business First Bancshares, Inc.
Non-GAAP Measures
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
(Dollars in thousands, except per share data)

Other Expense:
Other expense	52,412	48,882	49,570	203,078	177,652
Acquisition-related expenses	(1,406)	(1,157)	(168)	(3,810)	(1,621)
Core conversion expenses	(796)	(439)	(463)	(2,460)	(974)
Tax credit - ERC	—	1,997	—	1,997	—
Core other expense	$50,210	$49,283	$48,939	$198,805	$175,057

Efficiency Ratio:
Other expense (a)	$52,412	$48,882	$49,570	$203,078	$177,652
Core other expense (c)	50,210	49,283	48,939	198,805	175,057
Net interest and other income (1) (b)	83,057	80,870	77,565	324,641	271,569
Core net interest and other income (1) (d)	84,052	80,870	77,565	321,491	271,519
Efficiency ratio (a/b)	63.10%	60.45%	63.91%	62.55%	65.42%
Core efficiency ratio (c/d)	59.74%	60.94%	63.09%	61.84%	64.47%

Total Average Interest-Earnings Assets	$7,569,692	$7,460,027	$7,237,784	$7,402,462	$6,536,333

Net Interest Income:
Net interest income	$70,862	$69,276	$65,729	$273,163	$227,383
Loan discount accretion	(1,418)	(1,111)	(997)	(4,089)	(4,182)
Net interest income excluding loan discount accretion	$69,444	$68,165	$64,732	$269,074	$223,201

Net interest margin (2)	3.71%	3.68%	3.61%	3.69%	3.48%
Net interest margin excluding loan discount accretion (2)	3.64%	3.63%	3.56%	3.63%	3.41%
Net interest spread (2)	2.92%	2.85%	2.77%	2.89%	2.55%
Net interest spread excluding loan discount accretion (2)	2.84%	2.80%	2.72%	2.84%	2.48%

(1) Excludes gains/losses on sales of securities.
(2) Calculated utilizing an actual day count convention.
(3) CECL non-PCD provision/unfunded commitment expense attributable to the Oakwood acquisition.
b1BANK.com